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Exhibit 31.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO RULE 13a-14(a) UNDER THE EXCHANGE ACT

    I, Dilip Singh, certify that:

  1.
  I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of MRV Communications, Inc.;

  2.
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 2, 2011	/s/ DILIP SINGH Dilip Singh Chief Executive Officer (Principal Executive Officer)

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  Exhibit 31.1
CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER PURSUANT TO RULE 13a-14(a) UNDER THE EXCHANGE ACT